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                                  EXHIBIT 24.1

                               POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Will M. Storey, Maryellen B. Cattani,
Peter A. V. Huegel and Timothy J. Windle, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all of the offices and capacities with the Registrant, as shown below, to execute for him or her on his or her behalf any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE                        TITLE                       DATE

/S/ JOHN M. LILLIE       Chairman of the Board,      October 7, 1994
    John M. Lillie       President and Chief
                         Executive Officer
                         (Principal Executive Officer)
                         and Director



/S/ WILL M. STOREY       Executive Vice President,   October 7, 1994
    Will M. Storey       Chief Financial Officer
                         and Treasurer
                         (Principal Financial
                         Officer
                         and Director)



/S/ W. STUEBGEN          Vice President -            October 7, 1994
    William J. Stuebgen  Controller
                         (Principal Accounting
                         Officer)



/S/ CHARLES S. ARLEDGE   Director                    October 7, 1994
Charles S. Arledge



/S/ JOHN H. BARR         Director                    October 7, 1994
    John H. Barr

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/S/ TULLY FRIEDMAN       Director                    October 7, 1994
    Tully M. Friedman



/S/ JOJI HAYASHI         Director                    October 7, 1994
    Joji Hayashi



/S/ F. WARREN HELLMAN    Director                    October 7, 1994
    F. Warren Hellman



/S/ TONI REMBE           Director                    October 7, 1994
    Toni Rembe



/S/ TIMOTHY J. RHEIN     Director                    October 7, 1994
    Timothy J. Rhein



/S/ FORREST N. SHUMWAY   Director                    October 7, 1994
    Forrest N. Shumway



/S/ G. CRAIG SULLIVAN    Director                    October 7, 1994
    G. Craig Sullivan



/S/ BARRY L. WILLIAMS    Director                    October 7, 1994
    Barry L. Williams